UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Zenosense, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54936	26-3257291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avda Cortes Valencianas 58, Planta 5 46015 Valencia, Spain	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 34 960454202

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Amendment to MML Subscription and Shareholders’ Agreement

On January 31, 2017, Zenosense, Inc. (the “ Company ”) entered into an amendment (the “ Amendment”) to a Subscription and Shareholders’ Agreement, dated June 20, 2016, as amended on September 29, 2016 and December 6, 2016 (the “MIDS Agreement”), relating to the Company’s Joint Venture vehicle, MIDS Medical Limited (“ MML” ).

The MIDS Agreement as amended provided for a series of payments (the “Phase 1 Payments”) from the Company to MML for an aggregate amount of $650,000 to fund a planned development timeline.

MML, with the agreement of the Company, has been exploring a potential enhancement to the MIDS nanoparticle detection method and the development of a “Magnetic Bridge” detection technique, based on the MIDS technology. On January 18, 2017, MML submitted a patent application for this new detection method. This work is ongoing in accordance with a revised development schedule and the cash requirements during February and March have not yet been finalised. Currently the Company has a surplus of development cash on account and there is no immediate requirement for additional funding (“Funding”). Accordingly, the balance of the outstanding Phase 1 Payments has been amended by an additional amendment to be payable in the following amounts on these dates: (a) on or before March 15, 2017, a payment of $130,000; (b) on or before April 15, 2017, a payment of $152,500; and (d) on or before May 15, 2017, a payment of $75,000. MML has the right to draw down all or part of the earliest of any undrawn Phase 1 Payments in advance of the payment due date, with 14 days advance notice to the Company. All other provisions and terms of the MIDS Agreement and the aggregate amount of the Phase 1 Payments remain the same.

Amendment to Unsecured Convertible Note

The Company issued an unsecured convertible note (the “Note”), on September 29, 2016 (as amended on December 6, 2016), in the principal amount of $60,000 to the holder of the Company’s senior notes (the “Holder”) in exchange for a loan of $60,000. Under the terms of the Note, the Company also granted an option (the “Option Loans ”) to the Holder to provide four additional unsecured convertible loans (each a “Conversion Loan”) to the Company. These terms were subject to an amendment to the Note entered into on December 6, 2016, as follows: (a) an immediate Conversion Loan of $30,000; (b) on or before January 31, 2017, a Conversion Loan of $180,000 (c) on or before February 28, 2017, a Conversion Loan of $140,000; and (d) on or before March 31, 2017, a Conversion Loan of $100,000. On October 27, 2016 and December 6, 2016, the Company issued Option Loans in the aggregate principal amount of $170,000 to the Holder in exchange for two loans of a total of $170,000.

On February 1, 2017, the Company and the Holder entered into a further amendment to the Note (the “Second Note Amendment”) reflecting the change in the Company’s cash requirements brought about by the change in the Phase 1 Payments schedule detailed above. The Second Note Amendment revised the Conversion Loan schedule and amount to allows the Holder to provide three unsecured convertible loans to the Company (the “New Option Loans”): (a) on or before March 15, 2017, a Conversion Loan of $160,000; (b) on or before April 15, 2017, a Conversion Loan of $170,000; and (c) on or before May 15, 2017, a Conversion Loan of $90,000. All other terms and conditions of the New Option Loans are the same as the Option Loans. In the event the Company receives a notice of Accelerated Payment, the Company will immediately inform the Investor which agrees to either provide or decline to provide the funds required within 3 calendar days of such request being received.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENOSENSE, INC.
Date: February 3, 2017	By:	/s/ Carlos Jose Gil
Carlos Jose Gil, President and Chief Executive Officer